UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	68-0629883 (IRS Employer Identification No.)
14950 Heathrow Forest Parkway, Suite 111
Houston, Texas 77032
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units representing limited partner interests	The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.      ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.      ☐
Securities Act registration statement file number to which this form relates: 333-134750 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act: common units representing limited partner interests

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
INDEX TO EXHIBITS

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the units representing limited partner interests in Eagle Rock Energy Partners, L.P. (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-134750) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on June 6, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-134750), initially filed with the Securities and Exchange Commission on June 6, 2006 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

3.	Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on From S-1).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.
By:		EAGLE ROCK ENERGY GP, L.P.,
its General Partner

	By:	EAGLE ROCK ENERGY G&P, LLC,
its General Partner

	By:	/s/ Alex A. Bucher
Alex A. Bucher
Date: September 12, 2006		President, Chief Executive Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-134750), initially filed with the Securities and Exchange Commission on June 6, 2006 (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1).

3.	Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.4 to the Registration Statement on From S-1).